UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2012

RODMAN & RENSHAW CAPITAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33737	84-1374481

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Avenue of the Americas, New York, New York	10020

(Address Of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code (212) 356-0500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

          On May 15, 2012, Rodman & Renshaw Capital Group, Inc. (“Rodman”) issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, announcing financial results for the quarter ended March 31, 2012.

Item 5.02: Departure of Directors or Certain Officers; Election of Directors;

          Effective May 15, 2012, Kevin Lupowtiz, CEO of Direct Markets, Inc., a Rodman subsidiary, was appointed to the Rodman Board of Directors. Mr. Lupowitz has no family relationship with any officer or other director of Rodman.

          Effective May 11, 2012, Wesley K. Clark and Anthony Sanfilippo resigned from the Rodman Board of Directors.

Item 8.01. Other Events.

          On May 15, 2012, Rodman issued a press release, a copy of which is attached hereto as Exhibit 99.2, announcing its implementation plan for the name change to Direct Markets Holdings Corp., its new business strategy and changes to its Board of Directors.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits

Exhibit No.	Description

99.1	Press release, dated May 15, 2012, announcing financial results for the first quarter ended March 31, 2012.

99.2	Press release, dated May 15, 2012, announcing the implementation plan for name change to Direct Markets Holdings Corp., new business strategy and Board of Director changes.

          In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, furnished pursuant to Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

* * * * *

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rodman & Renshaw Capital Group, Inc.

Dated: May 15, 2012	By:	/s/ David J. Horin

David J. Horin
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release, dated May 15, 2012, announcing financial results for the first quarter ended March 31, 2012.

99.2	Press release, dated May 15, 2012, announcing the implementation plan for name change to Direct Markets Holdings Corp., new business strategy and Board of Director changes.